UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014 (May 1, 2014)

_________________

Commission File Number: 001-33035

WidePoint Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-33035	52-2040275
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

(703) 349-2577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on May 7, 2014 relating to the acquisition on May 1, 2014 by a subsidiary of WidePoint Corporation of all of the outstanding equity of Soft-ex Communications Limited (“SCL”). SCL, with headquarters in Dublin, Ireland, is a provider of telecom data intelligence services offered as a software as a service solution throughout the European and Middle Eastern markets. SCL has two operating subsidiaries, Soft-Ex BV and Soft-Ex UK Limited, which maintain offices and operations in Holland and the United Kingdom, respectively. This Amendment No. 1 is being filed solely to amend Item 9.01 to provide historical and pro-forma financial statements relative to the acquisition of SCL.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Exhibit 23.1	Consent of Independent Accountants

Exhibit 99.1	Audited Financial Statements of Soft-ex Holdings Limited for the fiscal years ended April 30, 2014 and 2013.

(b) Pro Forma Financial Information.

Exhibit 99.2	Unaudited Pro Forma Financial Information of SCL and WidePoint Corporation as of March 31, 2014, the twelve month period ended December 31, 2013 and the three month period ended March 31, 2014, related to the acquisition of all of the outstanding equity of SCL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: July 10, 2014	James T. McCubbin
Executive Vice President and Chief Financial Officer